Exhibit 99.2
[Logo]

                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Arthur Hodges                                 Sandra Curlander
                  720-888-6184                                      720-888-2501

                  Jennifer Daumler
                  720-888-3356


                Level 3 Holds 2005 Annual Meeting of Stockholders


OMAHA, Nebraska, May 17, 2005 - Level 3 Communications, Inc. (Nasdaq:LVLT) held its 2005 Annual Meeting of Stockholders today in Omaha, Nebraska.

At the meeting, stockholders re-elected James O. Ellis, Jr., Richard R. Jaros and Albert C. Yates as Class II directors of the board. Each will serve a three-year term expiring at the annual meeting in 2008.

"Jim Ellis and Al Yates have already made significant contributions to the company since joining our board in February," said Walter Scott Jr., chairman of Level 3. "Both have had distinguished careers in diverse fields, and the leadership, integrity and breadth of experience they bring to the board will be invaluable as we move forward."

Stockholders also approved a proposal granting the Board of Directors discretionary authority to amend the company's certificate of incorporation to effect a reverse stock split at one of four possible ratios: 1-for-5, 1-for-10, 1-for-15, and 1-for-20. The board's authorization to implement the split is effective through May 17, 2006.

"We're pleased that stockholders approved management's proposal to authorize a future reverse stock split," said James Q. Crowe, Level 3's chief executive officer. "Though we have no imminent plans to conduct such a reverse split, we believe having the flexibility to do so is in the best interest of the company and its stockholders."
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Also at the meeting,  the stockholders  approved the filing by the company of an amended and restated certificate of incorporation.

Detailed descriptions of the proposals approved at today's meeting are available in the company's proxy statement, which is available on the company's Web site at www.Level3.com


About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company operates one of the largest Internet backbones in the world, is one of the largest providers of wholesale dial-up service to ISPs in North America and is the primary provider of Internet connectivity for millions of broadband subscribers, through its cable and DSL partners. The company offers a wide range of communications services over its 23,000-mile broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, and patented softswitch managed modem and voice services. Its Web address is www.Level3.com.

The company offers information services through its subsidiaries, Software Spectrum and (i)Structure. For additional information, visit their respective Web sites at www.softwarespectrum.com and www.i-structure.com.

The Level 3 logo is a registered service mark of Level 3 Communications, Inc. in the United States and/or other countries. Level 3 services are offered by wholly owned subsidiaries of Level 3 Communications, Inc.


Forward Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: developing new products and services that meet customer demands and generate acceptable margins; increasing the volume of traffic on Level 3's network; overcoming the softness in the economy given its disproportionate effect on the telecommunications industry; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; ability to meet all of the terms and conditions of our debt obligations; overcoming Software Spectrum's reliance on financial incentives, volume discounts and marketing funds from software publishers; reducing downward pressure of Software Spectrum's margins as a result of the use of volume licensing and maintenance agreements; and reducing rate of price compression on certain of the Company's existing transport and IP services. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.